UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2004

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 354-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                On November 20, 2004, Artisoft entered into a severance agreement with Steven G. Manson, pursuant to which Mr. Manson’s employment at Artisoft was terminated.  By its terms, the severance agreement was effective on November 27, 2004.  Mr. Manson had been serving as Artisoft’s President.  Under the severance agreement, Artisoft will pay to Mr. Manson a lump sum severance payment of $490,778.36, all of Mr. Manson’s previously unvested options to purchase Artisoft’s common stock became immediately 100% vested and fully exercisable and Artisoft will continue to provide, at its expense, specified insurance benefits during the period ending 18 months following the date of termination.  In addition to these benefits, Artisoft also agreed to extend its provision to Mr. Manson of specified life insurance benefits to a total of 24 months following the date of termination and to allow Mr. Manson to retain specified personal property.  The severance agreement supersedes the severance agreement entered into between Artisoft and Mr. Manson on November 1, 2000.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date: December 2, 2004	By:	/s/ Duncan G. Perry
Duncan G. Perry Chief Financial Officer